Exhibit 99.1

Investor Contact: Hayden Communications, Inc. Jeff Stanlis, VP of Communications (602) 476-1821 jeff@haydenir.com

Press Release

For Immediate Release

NewCardio Restructures 2007 Financing, Receives $2.8 Million Additional Cash and Improves Capital Structure

Agreement with Largest Shareholders and Initial Investors Results in Early Warrant Exercise of $2.8 Million, Lock-up Agreement and Elimination of Preferences

Vision Capital’s Director of Healthcare Investing, Jess Jones, MD,
to Join NewCardio’s Board of Directors

SANTA CLARA, CA. (December 3, 2008) – PR Newswire – NewCardio, Inc., (OTC BB: NWCI) a cardiac diagnostic and services company, today announced that it has completed a restructure of the going-forward terms of its December 27, 2007 financing. As a result of this agreement, the investors in the transaction have exercised a portion of their existing warrants, adding $2.8 million in cash to NewCardio’s balance sheet.  This will extend the Company’s cash reserves to past the expected revenue ramp, based on current and projected cash burns. The agreement also results in a simplified capital structure that includes a restriction on transfer of certain of the Company’s securities held by those investors that can extend through September 30, 2009.

Key terms of the agreement:

•	The initial investors, affiliates of Vision Capital Advisors, and Platinum Partners have agreed to an early exercise of a portion of their warrants, adding $2.8 million to NewCardio’s cash reserves.

•
NewCardio’s balance sheet strengthened by resulting reclassification of investment from debt and Preferred Shares to equity under US GAAP. The September 30, 2007 warrant liability of $21.7 million in liabilities and $2.0 million in Preferred Shares Subject to Redemption will now be classified in Equity.

•	The cash from the warrant exercise and the above reclassifications, in aggregate, resulted in a net increase to equity on the Company’s balance sheet of $26.5 million.

•	The investors agreed to “lock up” certain of their securities for a period that can extend to September 30, 2009. This agreement removes all existing overhangs from the 2007 investment.

•
All preferences associated with the 2007 transaction, including anti-dilution protection and rights impacting management decisions, have been removed. The Company’s capital structure now contains only common stock, preferred “B” stock with no voting rights and the “A” warrants, which have a $1.14 strike price, expire in four years (12/27/12) and have been amended to remove preferences.

The following pro forma balance sheet is based on historical financial statements giving the effect of the transaction as if occurred on September 30, 2008:

NewCardio, Inc. Pro forma Balance Sheet September 30, 2008 (unaudited)
	As filed		Pro forma Adjustments	Pro forma
ASSETS
Current assets:
Cash and investments	$3,329,443	(1)	$2,800,000	$6,129,443
Other current assets	29,329		-	29,329
Total current assets	3,358,772		2,800,000	6,158,772
Property and equipment	90,471		-	90,471
Other assets	12,600		-	12,600
Total assets	$3,461,843		$2,800,000	$6,261,843
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$1,024,023		$-	$1,024,023
Warrant liability	21,653,301	(1),(2)	(21,653,301)	-
Total liabilities	22,677,324		(21,653,301)	1,024,023
Preferred shares subject to redemption	2,020,226	(3)	(2,020,226)	-
Equity	(21,235,707)	(4)	26,473,527	5,237,820
Total liabilities and stockholders' equity	$3,461,843		$2,800,000	$6,261,843

\
(1)	To record receipt of cash for exercise of warrants
(2)	To adjust for the reclassification of remaining warrants to equity instruments
(3)	To Adjust for the cancellation of preferred shares subject to redemption and issuance of series B preferred stock
(4)	As described above

Election of Jess Jones, MD as Director

The Company’s Board of Directors has elected Jess Jones, MD, the Director of Healthcare Investing of Vision Capital Advisors, LLC the investment manager of its largest shareholder, to fill a vacancy on the Board.

Branislav Vajdic, PhD, NewCardio’s Chief Executive Officer, commented, “This agreement enhances our cash position, and extends our cash reserves to past our expected revenue ramp. In addition, the agreement significantly simplifies our capital structure, removes significant overhang in the stock and eliminates the initial investors’ preferences that were in place. The restructuring demonstrates the confidence our initial investors have in NewCardio. We are pleased to have completed this favorable transaction and welcome Dr. Jones to our Board of Directors.”

Dr. Jones spent the last two years at Vision Capital Advisors analyzing investment opportunities in the biotech, pharmaceutical, medical technology, and medical services fields. Previously, he spent one year as a research associate at Columbia University in the Department of Neurosurgery. In this role, he was awarded a Medical Student Research Fellowship from the American Heart Association. Prior to that, he spent three years at the University of Utah in the Department of Radiology, also as a research associate. He earned both an MBA and his MD from Columbia University, and a BA from the University of Utah.

“NewCardio possesses novel technology that has the potential to add value to each of the more than 325 million electrocardiographs performed each year,” commented Dr. Jones. “As an investor, we are impressed with the team the Company has assembled to develop and commercialize this technology across the entire range of cardiology and healthcare. We are further pleased with the pace at which the Company has progressed. Accordingly, Vision Capital Advisors was pleased to assist the Company with the restructure of the original terms of the financing, demonstrating Vision’s long-term commitment to NewCardio. I am excited to join the Company’s Board of Directors to assist the Company in the successful execution of its business plan.”

About Vision Capital Advisors, LLC

Vision Capital Advisors, LLC is an SEC-registered investment adviser. Vision Capital Advisors, LLC specializes in making value-oriented investments in fundamentally strong small public companies in the US and abroad.

About NewCardio, Inc.

NewCardio is a cardiac diagnostic and services company focused on the development of a proprietary platform technology to provide higher accuracy to, and increase the value of, the standard 12-lead electrocardiogram (ECG). NewCardio’s development-stage software and hardware products and services are intended to improve the diagnosis and monitoring of cardiovascular disease (CVD), as well as cardiac safety assessment of drugs under development. NewCardio’s three-dimensional ECG platform is designed to reduce the time and expense involved in assessing cardiac status while increasing the ability to diagnose clinically significant conditions which were previously difficult to detect. For more information, visit www.newcardio.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based on currently available information and assumptions made by management. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the potential risks and uncertainties set forth in Item 1A of our Annual Report on Form 10-K/A (No. 2) for the year ended December 31, 2007 and relate to our business plan, our business strategy, development of our proprietary technology platform and our products, timing of such development, timing and results of clinical trials, level and timing of FDA regulatory clearance or review, market acceptance of our products, protection of our intellectual property, implementation of our strategic, operating and people initiatives, benefits to be derived from personnel and directors, ability to commercialize our products, our assumptions regarding cash flow from operations and cash on-hand, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure, implementation of marketing programs, our key agreements and strategic alliances, our ability to obtain additional capital as, and when, needed, and on acceptable terms and general economic conditions specific to our industry, any of which could impact sales, costs and expenses and/or planned strategies and timing. We assume no obligation to, and do not currently intend to, update these forward-looking statements.

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